UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012 (September 13, 2012)

CLEARTRONIC, INC.

(Exact name of registrant as specified in its charter)

333-135585 (Commission File Number)	65-0958798 (IRS Employer Identification No.)
8000 North Federal Highway, Boca Raton, Florida (principal executive offices)	33487 (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 17, 2012, Cleartronic, Inc. (the “Registrant”) amended its Articles of Incorporation to increase the authorized shares of its common stock from 1,250,000,000 shares to 5,000,000,000 shares and decreased the par value of its common and preferred stock from $0.001 per share to $0.00001 per share.  A copy of the Articles of Amendment is filed hereto as Exhibit 3.1 (the “Articles of Amendment”).  All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the rights and preferences set forth in the Articles of Amendment.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 13, 2012, the holders of a majority of the Registrant’s voting stock approved the Articles of Amendment to increase the authorized shares of common stock to 5,000,000,000 shares and to decrease the par value of both common and preferred stock from $0.001 per share to $0.00001 per share.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Articles of Amendment to the Articles of Incorporation of Cleartronic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARTRONIC, INC. (Registrant)

Date: September 19, 2012	/s/ Larry Reid
By: Larry Reid, Its: Chief Executive Officer